Exhibit 99.B(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 6, 2005, relating to the financial statements and financial highlights which appears in the March 31, 2005 Annual Report to Shareholders of SEI Asset Allocation Trust, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
Philadelphia, Pennsylvania

July 27, 2005